Exhibit 99.1

NEWS

Contacts:

Kim R. Tsuchimoto
CFO, Treasurer and Secretary
Raptor Pharmaceutical Inc.
(415) 382-1390
info@raptorpharma.com

Raptor Pharmaceuticals Corp. Announces Research Collaboration with Stanford
University on the Use of NeuroTransTM to Deliver Therapeutics
Across the Blood-Brain Barrier

Novato, California, August 1, 2006 – Raptor Pharmaceuticals Corp. (the “Company”) (OTC Bulletin Board: RPTP.OB), today announced that its wholly-owned subsidiary, Raptor Pharmaceutical Inc., has signed a research collaboration agreement with Dr. William Mobley, Professor of Neurology and Neurological Sciences at the Stanford School of Medicine and Director, Neuroscience Institute at Stanford commencing August 1, 2006.

Dr. Mobley’s lab will study the utility of the Company’s proprietary Receptor-Associated Protein (“RAP”) vectors, collectively referred to as NeuroTransTM, as potential transporters of intravenously administered therapeutics across the blood-brain barrier.

“Raptor is excited to have the opportunity to work with a top neuroscience research group such as Dr. Mobley’s lab at Stanford”, said the Company’s CEO, Christopher Starr, Ph.D. “We are looking forward to a productive collaboration with Dr. Mobley’s team. We believe this work will lead to a deeper understanding of the biology of the blood-brain barrier, as well as the potential of RAP as a means of delivering protein therapeutics into the brain. We believe this work may ultimately lead to potential treatments of a wide variety of neurodegenerative diseases.”

Dr. Mobley is Professor of Neurology and Neurological Sciences and Director of the Neuroscience Institute at Stanford University. Dr. Mobley received both his M.D. and PhD. from Stanford. Dr. Mobley’s laboratory studies the signaling biology of neurotrophic factors in the normal brain and in animal models of neurodegenerative disorders, such as Alzheimer’s disease and Down syndrome.

“We appreciate Raptor’s support of research into this important therapeutic area” stated Dr. Mobley. “The ability to deliver potential therapeutic compounds across the blood-brain barrier would be an exciting medical advance in our treatment of neurodegenerative diseases. We look forward to testing Raptor’s approach to the delivery of therapeutic proteins, such as Nerve Growth Factor or NGF, to the brain.”

About Raptor

Raptor Pharmaceuticals Corp. owns 100% of Raptor Pharmaceutical Inc., an early stage biotechnology research and development company which bioengineers novel drugs and drug-targeting platforms derived from the human receptor-associated protein (RAP) and related proteins.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to statements with respect to a collaboration between the Company and Dr. Mobley’s lab and the outcome and consequences of such collaboration. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to our research and development efforts; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our research and development efforts may not lead to the development of any drug products; that our products, if developed, may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products, if developed, may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission (“SEC”), which we strongly urge you to read and consider, including our Registration Statement on Form SB-2 that was declared effective on July 10, 2006, and our quarterly report on Form 10-QSB filed with the SEC on July 17, 2006, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the SEC. We expressly disclaim any intent or obligation to update any forward-looking statements.